Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(59,359,210)
Realized Gain (Loss) on Swap Contracts	(17,417,340)
Unrealized Gain (Loss) on Market Value of Commodity Futures	7,058,030
Unrealized gain (loss) on Fair Value of Swap Contracts	122
Dividend Income	1,420,007
Interest Income	4,113,408
ETF Transaction Fees	33,000
Total Income (Loss)	$(64,151,983)

Expenses
General Partner Management Fees	$507,873
Professional Fees	247,817
Brokerage Commissions	116,309
Directors' Fees and insurance	35,131
License fees	16,928
Total Expenses	$924,058
Net Income (Loss)	$(65,076,041)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/24	$1,332,274,698
Additions (8,600,000 Shares)	651,472,950
Withdrawals ((8,600,000) Shares)	(655,683,299)
Net Income (Loss)	(65,076,041)

Net Asset Value End of Month	$1,262,988,308
Net Asset Value Per Share (16,923,603 Shares)	$74.63

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596